Exhibit 99.2
Catastrophe Losses as Percentage of NPE Source: SNL Financial, company filings, press releases and transcripts Note: Cumulative cat losses for 2008 through Q1 2011 as a percentage of cumulative NPE from non-life operations for 2008 through Q1 2011. (1) Includes both Max Capital and Harbor Point prior to merger.